Exhibit 99.1

CafePress Reports Results for Third Quarter 2017

 LOUISVILLE, Ky., November 2, 2017 - CafePress Inc. (NASDAQ: PRSS) today reported financial results for the three months ended September 30, 2017.
Management Commentary
"We continue to make progress on our multi-year turnaround strategy, specifically focusing on completing the modernization of the CafePress.com website in the third quarter as we prepare to demolish the old site. These efforts are critical as we continue to optimize the business and enhance our technology to re-energize our customer experience and ultimately return to profitable growth," commented Fred Durham, Chief Executive Officer. "Challenges persist on CafePress.com that we believe are related to changes in search engine algorithms that have adversely affected our search visibility and traffic on the current site. While a significant portion of the new website will not be completed until 2018, we are working to mitigate the short-term pressure by making improvements to the current site in parallel with developing the new, modern CafePress.com."

"Growth in the Retail Partner Channel continued within the quarter as we benefited from higher average order size and a broader product catalog compared to the prior year. We are excited about the growth potential of our newest partner, Walmart.com, and we have been working hard to build out a robust catalog prior to the peak holiday season. We are excited to share another holiday season filled with unique creative gifts with our customers," concluded Durham.
Third Quarter 2017 Operating Highlights
CafePress.com:

•
Continued cleanup of the current website that includes refreshing stale content, updating XML sitemaps and cleaning up link architecture, all which will serve to enhance crawlability for search engines.

•	Continued build out of a new, modern CafePress.com, to enhance functionality and the customer experience, including search page capabilities and product descriptions.

Retail Partner Channel:

•	Continued testing and build out of product catalog with Walmart.com as a 3rd party Marketplace seller.

•	Expanded into Germany domain through Amazon.

Production:

•	Completed and implemented a $1.5 million garment printing platform upgrade aimed at improving throughput and creating additional capacity for the peak holiday season.

•	Improved the production workflow designed to drive further efficiency.

Third Quarter 2017 Financial Metrics
All comparisons are on a year over year basis unless specifically stated otherwise.

(in thousands, except for percentages, average order size, and per unit data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016 (As Revised)	% Variance	2017	2016 (As Revised)	% Variance
CafePress.com revenue	$10,944	$16,162	(32)%	$38,342	$48,439	(21)%
Retail Partner Channel revenue	4,405	3,496	26%	13,149	10,042	31%
Total revenue	$15,349	$19,658	(22)%	$51,491	$58,481	(12)%
GAAP net loss	$(3,640)	$(3,413)	(7)%	$(10,167)	$(29,373)	65%
Adjusted EBITDA	$(2,040)	$(857)	(138)%	$(5,490)	$(3,421)	(60)%
Cash Contribution Margin	21.4%	29.9%	(8.5)pts	22.4%	29.4%	(7.0)pts
CafePress.com orders	295	425	(31)%	1,018	1,234	(18)%
Retail Partner Channel orders	217	197	10%	640	511	25%
Total orders	512	622	(18)%	1,658	1,745	(5)%
CafePress.com average order size	$37.13	$38.06	(2)%	$37.66	$39.25	(4)%
Retail Partner Channel average order size	$20.29	$17.72	15%	$20.55	$19.65	5%
Total average order size	$29.99	$31.61	(5)%	$31.06	$33.53	(7)%
Cost of net revenue per unit	$10.38	$9.53	9%	$10.61	$10.18	4%

Third Quarter 2017 Financial Summary
Net Revenue

•	Net revenue totaled $15.3 million, down 22% from $19.7 million driven by lower revenue from CafePress.com, which more than offset growth from our Retail Partner Channel.

◦
Revenue from CafePress.com declined $5.2 million or 32% and accounted for 71% of third quarter revenue. The decline was attributable to a reduction in traffic and conversion rate on the website. We believe the reduction in traffic was driven by changes in search engine algorithms. Average order size on CafePress.com declined 2% compared to the prior year, primarily as a result of a reduction to economy shipping pricing of $1.50, which occurred early in the second quarter.

◦
Revenue from the Retail Partner Channel increased $0.9 million, or 26%, and accounted for 29% of third quarter revenue. We benefited from more robust product catalogs among our established partners compared to the prior year, which were in the build out process during the third quarter of 2016. Average order size increased 15% primarily due to a free shipping promotion conducted in the prior year. The lack of a shipping promotion did not appear to negatively impact order volume.

•	Visits to CafePress.com declined 26%, which was primarily driven by lower visits from organic search. Additionally, the conversion rate of all traffic to CafePress.com declined.

Gross Profit:

•	Gross profit was $6.1 million, a $2.4 million decline, and gross margin was 39.6% versus 42.9%. The decline was attributable to higher cost of revenue.

•	Cost of net revenue on a per unit basis rose by 9% compared to the prior year:

◦	Shipping costs increased partially related to a shift to the Retail Partner Channel where there are fewer units per order.

◦	Material costs were higher due to a shift in product mix away from lower cost categories.

Operating Expense:

•
Total operating expense was $9.8 million, a $2.0 million improvement. As a reminder, CafePress reported $1.0 million restructuring costs related to the closure of the California office in the third quarter of 2016.

•	Fixed costs improved by $1.2 million compared to a year ago; the closure of the California office in the third quarter of 2016 drove $0.5 million of savings.

•	Variable costs grew by $0.2 million due to increases in paid search advertising costs and higher platform fees, which were partially offset by other lower variable costs related to lower net revenue.

Earnings and Cash Flow Information:

•	GAAP net loss was $(3.6) million, or $(0.22) per diluted share, compared to a net loss of $(3.4) million, or $(0.20) per diluted share.

•	Net cash used in operating activities of $13.2 million increased by $1.3 million primarily reflects the decline in business volumes referred to previously.

•
For the nine months ended September 30, 2017, capital spending of $3.7 million was primarily related to capitalization of software and website development costs and investment in a new garment printing platform, compared to $4.7 million in the prior year, which included the build out of our corporate headquarters in Louisville. Our priorities continue to reflect investment in plant equipment to improve quality and production efficiency.

•	At September 30, 2017, cash, cash equivalents, short-term investments and restricted cash totaled $26.5 million, or approximately $1.57 per share.

Non-GAAP Information:

•
Non-GAAP Cash Contribution margin was 21.4% of net revenue, a 8.5 point decline which was primarily driven by lower net revenue and combined with increases in paid search advertising costs and higher platform fees.

•	Non-GAAP Adjusted EBITDA was $(2.0) million, a decline of $1.2 million primarily due to lower net revenue partially offset by reductions in fixed costs.
Non-GAAP Financial Information
This press release contains certain non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include Adjusted EBITDA, cash contribution margin, and free cash flow. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the information provided at the end of this press release.
To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share determined in accordance with GAAP.

Notice Regarding Forward Looking Statements
Information set forth in this news release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements are made pursuant to the Act.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "seek," "should," "will," and similar words, although some forward-looking statements are expressed differently. Important factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, among others, the following: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers' discretionary income; additional taxes and fees; the loss of key personnel; the effect (including possible increases in the cost of doing business) resulting from catastrophic events, including future war and terrorist activities or political uncertainties, or the impact of natural or other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); the impact of work stoppages and other labor problems on current and future operations; our ability to comply with governmental regulation and/or other legal obligations related to the privacy of personal information and other data, including the improper disclosure thereof; the impact of system failures or damage from natural disasters, power loss, telecommunications failures, cyber-attacks, or other unforeseen events; the impact of security breaches, computer viruses and hacking attacks on our business and operations; our ability to respond to rapid technological changes in a timely manner; our ability to prevent payment related risks, such as fraudulent use of credit or debit cards; our ability to maintain customer confidence in the integrity of our business; our ability to operate www.cafepress.com in an evolving and highly competitive market segment; our ability to secure new or ongoing content from third party partners; our ability to provide a high-quality customer experience with minimal programming errors, flows and/or technical difficulties; our ability to adequately protect our intellectual property; our ability to maintain or hire additional personnel; and the volatility of our stock price. For further information regarding the risks and uncertainties associated with the Company's business, and important factors that could cause the Company's actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under the "Risk Factors" sections of the Company's documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company's quarterly reports on Form 10-Q, and the Company's Annual Report on Form 10-K, copies of which may be obtained at www.sec.gov.

About CafePress (PRSS):
At CafePress, our mission is to create human connection by inspiring people to express themselves.  We believe a coffee mug can start a conversation and a t-shirt can ignite a movement.

Founded in 1999 and based in Louisville, Kentucky, CafePress is the recognized pioneer of customizable products. Our global online platform enables people to express themselves through engaging community generated designs and licensed and personalized one-of-a-kind products.

Media Relations:
CafePress Inc.
pr@cafepress.com
Investor Relations:
CafePress Inc.
Phil Milliner
502-822-7503
pmilliner@cafepress.com

The Blueshirt Group
Whitney Kukulka
415-489-2187
whitney@blueshirtgroup.com

CafePress Inc.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016 (As Revised)	2017	2016 (As Revised)
Net revenue	$15,349	$19,658	$51,491	$58,481
Cost of net revenue	9,278	11,221	31,470	33,486
Gross profit	6,071	8,437	20,021	24,995
Operating expense:
Sales and marketing	4,301	4,607	13,496	14,443
Technology and development	3,007	3,395	9,067	9,895
General and administrative	2,477	2,775	7,770	8,447
Impairment charges	—	—	—	20,899
Restructuring costs	—	1,015	—	1,015
Total operating expense	9,785	11,792	30,333	54,699
Loss from operations	(3,714)	(3,355)	(10,312)	(29,704)
Interest income	58	76	137	150
Interest expense	(1)	(10)	(11)	(36)
Other income (expense), net	17	(114)	20	(177)
Loss before income taxes	(3,640)	(3,403)	(10,166)	(29,767)
Provision (benefit) for income taxes	—	10	1	(394)
Net loss	$(3,640)	$(3,413)	$(10,167)	$(29,373)
Net loss per share of common stock:
Basic	$(0.22)	$(0.20)	$(0.61)	$(1.76)
Diluted	$(0.22)	$(0.20)	$(0.61)	$(1.76)
Shares used in computing net loss per share of common stock:
Basic	16,828	16,683	16,736	16,728
Diluted	16,828	16,683	16,736	16,728

CafePress Inc.
Condensed Consolidated Balance Sheet
(In thousands, except par value amounts)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,548	$19,980
Short-term investments	11,408	23,808
Accounts receivable	713	1,288
Inventory, net	2,352	3,119
Deferred costs	522	798
Prepaid expenses and other current assets	2,126	2,310
Total current assets	30,669	51,303
Property and equipment, net	11,074	10,936
Restricted cash	1,513	—
Other assets	703	681
TOTAL ASSETS	$43,959	$62,920

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,092	$1,803
Accrued royalties payable	1,660	3,623
Accrued liabilities	4,717	11,765
Deferred revenue	749	748
Capital lease obligation, current	—	347
Total current liabilities	8,218	18,286
Other long-term liabilities	161	166
TOTAL LIABILITIES	8,379	18,452
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.0001 par value: 10,000 shares authorized as of September 30, 2017 and December 31, 2016; none issued and outstanding	—	—
Common stock, $0.0001 par value: 500,000 shares authorized and 16,861 and 16,643 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	2	2
Additional paid-in capital	101,252	99,756
Accumulated deficit	(65,674)	(55,290)
TOTAL STOCKHOLDERS’ EQUITY	35,580	44,468
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$43,959	$62,920

CafePress Inc.
Condensed Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash Flows from Operating Activities:
Net loss	$(10,167)	$(29,373)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,498	3,179
Loss on disposal of fixed assets	11	2
Stock-based compensation	1,324	1,190
Goodwill impairment	—	20,899
Deferred income taxes	—	(350)
Changes in operating assets and liabilities:
Accounts receivable	645	143
Inventory	767	1,129
Prepaid expenses and other current assets	336	(498)
Other assets	32	(26)
Accounts payable	(711)	(2,790)
Accrued royalties payables	(1,963)	(2,021)
Accrued and other liabilities	(6,995)	(3,300)
Deferred revenue	1	(59)
Net cash used in operating activities	(13,222)	(11,875)
Cash Flows from Investing Activities:
Purchase of short-term investments	(1,984)	(11,904)
Proceeds from maturities of short-term investments	14,384	9,920
Purchase of property and equipment	(1,858)	(2,939)
Capitalization of software and website development costs	(1,850)	(1,800)
Proceeds from disposal of fixed assets	3	29
Net cash provided by (used in) investing activities	8,695	(6,694)
Cash Flows from Financing Activities:
Principal payments on capital lease obligations	(347)	(421)
Proceeds from exercise of common stock options	13	5
Repurchases of common stock	(58)	(739)
Net cash used in financing activities	(392)	(1,155)
Net decrease in cash, cash equivalents and restricted cash	(4,919)	(19,724)
Cash, cash equivalents and restricted cash — beginning of period	19,980	36,080
Cash, cash equivalents and restricted cash — end of period	$15,061	$16,356
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$32	$35
Income taxes paid during the period	1	44
Non-cash Investing and Financing Activities:
Accrued purchases of property and equipment	$43	$274

Stock-based compensation is allocated as follows:
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cost of net revenue	$4	$9	$12	$45
Sales and marketing	18	72	66	209
Technology and development	7	23	26	81
General and administrative	416	340	1,220	855
Total stock-based compensation expense	$445	$444	$1,324	$1,190

CafePress Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(3,640)	$(3,413)	$(10,167)	$(29,373)
Non-GAAP adjustments:
Interest and other (income) expense	(74)	48	(146)	63
Provision (benefit) from income taxes	—	10	1	(394)
Depreciation and amortization	1,229	1,039	3,498	3,179
Stock-based compensation	445	444	1,324	1,190
Impairment charges	—	—	—	20,899
Restructuring costs	—	1,015	—	1,015
Adjusted EBITDA*	$(2,040)	$(857)	$(5,490)	$(3,421)

*
Adjusted EBITDA is a non-GAAP financial measure which we define as net income (loss) less interest and other (income) expense, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation, impairment charges, and restructuring costs.

CafePress Inc.
Definition of Non-GAAP Cash Contribution Margin
(In thousands)
(Unaudited)

Cash contribution margin (a non-GAAP financial measure that we reconcile to “Gross profit” in our consolidated statements of operations) consists of gross profit plus stock-based compensation and depreciation and amortization included in cost of net revenue less variable sales and marketing expense. In addition, variable sales and marketing expense includes platform fees paid to third-party websites selling our products. Previously, these fees were presented as a reduction to net revenue when the fees should have been presented as sales and marketing expense. Finally, our definition of variable sales and marketing expense was updated to include fees we pay third parties to manage our keyword advertising spend. The prior year amounts were reclassified to conform to this presentation.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
Net revenue as previously reported	$15,349	100.0%	$19,165	100.0%	$51,491	100.0%	$57,084	100.0%
Revision	—	—	493	—	—	—	1,397	—
Net revenue as revised	15,349	100.0	19,658	100.0	51,491	100.0	58,481	100.0
Cost of net revenue	9,278	60.4	11,221	57.1	31,470	61.1	33,486	57.3
Gross profit as previously reported	6,071	39.6	7,944	41.5	20,021	38.9	23,598	41.3
Revision	—	—	493	1.4	—	—	1,397	1.4
Gross profit as revised	6,071	39.6	8,437	42.9	20,021	38.9	24,995	42.7
Non-GAAP adjustments:
Add: Stock-based compensation	4	—	9	—	12	—	45	0.1
Add: Depreciation and amortization	395	2.6	459	2.4	1,251	2.5	1,520	2.6
Less: Variable sales and marketing costs as previously reported	(3,179)	(20.7)	(2,612)	(13.6)	(9,763)	(19.0)	(7,698)	(13.5)
Revision	—	—	(412)	(1.8)	—	—	(1,664)	(2.5)
Less: Variable sales and marketing costs as revised	(3,179)	(20.7)	(3,024)	(15.4)	(9,763)	(19.0)	(9,362)	(16.0)
Contribution margin as previously reported	3,291	21.4	5,341	27.9	11,521	22.4	15,945	27.9
Revision	—	—	540	2.0	—	—	1,253	1.5
Cash contribution margin as revised	$3,291	21.4%	$5,881	29.9%	$11,521	22.4%	$17,198	29.4%

CafePress Inc.
Reconciliation of GAAP Net Cash Used in Operating Activities to Non-GAAP Free Cash Flow
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Net cash used in operating activities	$(13,222)	$(11,875)
Capital expenditures	(3,708)	(4,739)
Free cash flow*	$(16,930)	$(16,614)

*	Free cash flow is a non-GAAP financial measure which we define as cash provided by (used in) operating activities less total capital expenditures.